As filed with the Securities and Exchange Commission on June 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

FORMFACTOR, inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3711155
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7005 Southfront Road Livermore, California 94551 (925) 290-4000
(Address of Principal Executive Offices)
____________________
Amended and Restated 2012 Equity Incentive Plan (Full Title of the Plan)

Jason Cohen General Counsel and Secretary FormFactor, Inc. 7005 Southfront Road Livermore, California 94551 (925) 290-4000

Copy to: Sarah K. Solum Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

(Name, address and telephone number, including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Stock, $0.001 par value	3,500,000(3)	$28.89	$101,115,000	$13,124.73
(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the Amended and Restated 2012 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)	Calculated solely for purposes of calculating the amount of the registration fee under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on June 16, 2020 as reported by the Nasdaq Global Market.

(3)	Represents an increase in the number of the Registrant’s shares reserved for issuance under the Amended and Restated 2012 Equity Incentive Plan of 3,500,000 shares, approved by the stockholders of the Registrant at the Registrant’s 2020 annual meeting of stockholders.

EXPLANATORY NOTE

Pursuant to General Instruction E on Form S-8, this Registration Statement is being filed for the purpose of registering an additional 3,500,000 shares of common stock of FormFactor, Inc. (the “Registrant”) issuable pursuant to the Registrant’s Amended and Restated 2012 Equity Incentive Plan. These additional shares of common stock are securities of the same class and relate to the same employee benefit plan (as amended from time to time) as other securities for which registration statements on Form S-8 have been filed with the Securities and Exchange Commission on August 2, 2019 (File No. 333-232990), January 16, 2018 (File No. 333-222551), May 7, 2014 (File No. 333-195744), May 6, 2013 (File No. 333-188363), February 21, 2012 (File No. 333-179589), February 17, 2011 (File No. 333-172318), February 24, 2010 (File No. 333-165058), February 27, 2009 (File No. 333-157610), February 27, 2008 (File No. 333-149411), December 20, 2007 (File No. 333-148198), December 1, 2006 (File No. 333-139074), June 17, 2005 (File No. 333-125918), May 4, 2004 (File No. 333-115137) and June 12, 2003 (File No. 333-106043), the contents of which are hereby incorporated by reference. These additional shares of common stock have become reserved for issuance as a result of the amendment and restatement of the Registrant’s Amended and Restated 2012 Equity Incentive Plan effective as of May 15, 2020.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)   The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the Commission on February 21, 2020, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)   All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)   The description of the Registrant’s Common Stock which is contained in the Registrant’s Exchange Act Registration Statement on Form 8-A filed with the Commission on June 6, 2003 (Exchange Act File No. 000-50307), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to any filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell LLP.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1	2012 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed with the Commission on April 3, 2020 (File No. 000-50307)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livermore, State of California, on this 23rd day of June, 2020.

FORMFACTOR, INC.

By:	/s/ Jason Cohen
	Name:	Jason Cohen
	Title:	General Counsel and Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Shai Shahar and Jason Cohen and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes to this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done with respect to this Registration Statement, including amendments, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his/her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Michael D. Slessor	Chief Executive Officer and Director	June 23, 2020
Michael D. Slessor	(Principal Executive Officer)

Principal Financial Officer and Principal Accounting Officer:

/s/ Shai Shahar	Chief Financial Officer	June 23, 2020
Shai Shahar	(Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas St. Dennis	Chairperson of the Board of Directors	June 23, 2020
Thomas St. Dennis

/s/ Raymond A. Link	Director	June 23, 2020
Raymond A. Link

/s/ Lothar Maier	Director	June 23, 2020
Lothar Maier

/s/ Rebeca Obregon-Jimenez	Director	June 23, 2020
Rebeca Obregon-Jimenez

/s/ Sheri Rhodes	Director	June 23, 2020
Sheri Rhodes

/s/ Edward Rogas, Jr.	Director	June 23, 2020
Edward Rogas, Jr.

/s/ Kelley Steven-Waiss	Director	June 23, 2020
Kelley Steven-Waiss